                                                                   Exhibit 10.22

                              EMPLOYMENT AGREEMENT
                              --------------------

         This Employment Agreement (this "Agreement") is made by and between The InterCept Group, Inc., a Georgia corporation (the "Company"), and G. Lynn Boggs, an individual resident of Tennessee (the "Executive"), as of the 19th day of February 2002 (the "Effective Date").

         The Company seeks to employ the Executive as its President of the Company. The Board of Directors of the Company (the "Board") expects that the Executive's contribution to the growth and success of the Company will be substantial. The Board desires to encourage the dedication of the Executive to the Company, which will promote the best interests of the Company and its shareholders. The Executive is willing to serve the Company on the terms and conditions herein provided.

         Certain capitalized terms used in this Agreement are defined in
Section 18.

         In consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree (as of the Effective Date) that:

         1. Employment. The Company shall employ the Executive, and the
            ----------
Executive shall serve the Company, as President of the Company upon the terms and conditions set forth herein. The Executive shall have such authority and responsibilities as are consistent with his position and which may be set forth in the Bylaws or assigned by the CEO from time to time. The Executive shall devote his full business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Company policy. The Executive may devote reasonable periods of time to serve as a director or advisor to other organizations, to perform charitable and other community activities, and to manage his personal investments; provided, however, that such activities are
                                 -----------------
approved by the CEO, do not materially interfere with the performance of his duties hereunder and are not in conflict or competitive with, or adverse to, the interests of the Company.

         2. Term. Unless earlier terminated as provided herein, the Executive's
            ----
employment under this Agreement shall be for a continuing term of two (2) years (the "Term"), which shall be extended automatically (without further action of the Company or the Executive) each day for an additional day so that the remaining term shall continue to be two years; provided, however, that either
                                               --------  -------
party may at any time, by written notice to the other, fix the Term to a finite term of two years, without further automatic extension, commencing with the date of such notice.

         3. Compensation and Benefits.
            -------------------------

         a. The Company shall pay the Executive a minimum salary of $400,000 per annum in accordance with the salary payment practices of the Company. The Board (or the Compensation Committee) shall review the Executive's salary at least annually.



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         b. The Executive shall be eligible to participate in any management incentive programs established by the Company and to receive incentive compensation based upon achievement of targeted levels of performance and such other criteria as the CEO, Board or Compensation Committee may establish from time to time. In addition, the CEO, Board or the Compensation Committee shall annually consider the Executive's performance and determine if any additional bonus is appropriate.

         c. The Executive may participate in the Plan and shall be eligible for the grant of stock options, restricted stock and other awards thereunder. Within thirty (30) days of the Effective Date, the Company shall grant the Executive options to purchase 150,000 shares of the Company's common stock under the Plan.

         d. The Executive shall participate in and the Company shall pay all retirement, welfare, deferred compensation, life and health insurance (including health insurance for Executive's spouse and his dependents), and other benefit plans or programs of the Company now or hereafter applicable to the Executive or applicable generally to Executives of the Company or to a class of Executives that includes senior executives of the Company; provided, however, that during
                                                -----------------
any period during the Term that the Executive is subject to a Disability, and during the 180-day period of physical or mental infirmity leading up to the Executive's Disability, the amount of the Executive's compensation provided under this Section 3 shall be reduced by the sum of the amounts, if any, paid to the Executive for the same period under any disability benefit or pension plan of the Company or any of its subsidiaries.

         e. At the discretion of the CEO, the Company may provide to the Executive an automobile owned or leased by the Company of a make and model appropriate to the Executive's status (in the reasonable opinion of the CEO) or, in lieu thereof, may provide the Executive with an annual allowance to partially cover the cost of the business use of an automobile owned or leased by the Executive.

         f. The Company shall, upon approval by the CEO, reimburse the Executive's reasonable expenses for relocating, including temporary living expenses, to the Atlanta metropolitan area, where the Company's principal executive office is located, for a period of one (1) year in an amount not to exceed $22,500 per three (3) month period.

         g. The Company shall reimburse the Executive for travel, seminar and other expenses related to the Executive's duties that are incurred and accounted for in accordance with the practices of the Company.

         4. Termination.
            ------------

         a. The Executive's employment under this Agreement may be terminated prior to the end of the Term only as follows:

                           (i)      upon the death of the Executive;



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            (ii) by the Company due to the Disability of the Executive upon delivery of a Notice of Termination to the Executive;

            (iii) by the Company for Cause upon delivery of a Notice of Termination to the Executive;

            (iv) prior to a Change in Control, by the Company without Cause upon no less than ninety (90) days written notice to the Executive, provided the Company satisfies the provisions of Section 4(d); and

            (v) by the Executive for any reason upon delivery of a Notice of Termination to the Company within a 90-day period beginning on the 30th day after any occurrence of a Change in Control or within a 90-day period beginning on the one year anniversary of the occurrence of any Change in Control.

         b. If the Executive's employment with the Company shall be terminated during the Term (i) by reason of the Executive's death, or (ii) by the Company for Disability or Cause, the Company shall pay to the Executive (or in the case of his death, the Executive's estate) within 15 days after the Termination Date, a lump sum cash payment equal to the Accrued Compensation and, if such termination is other than by the Company for Cause, the Pro Rata Bonus.

         c. If the Executive's employment with the Company shall be terminated after a Change in Control either (i) by the Company without Cause or (ii) by the Executive for any reason, in addition to other rights and remedies available in law or equity, the Executive shall be entitled to the following:

            (i) the Company shall pay the Executive in cash within 15 days of the Termination Date an amount equal to all Accrued Compensation and the Pro Rata Bonus;

            (ii) the Company shall pay to the Executive in cash at the end of each of the twenty-four (24) consecutive thirty (30) day periods following the Termination Date an amount equal to one-twelfth of the sum of the Base Amount and the Bonus Amount.

            (iii) for the two (2) year period following the Termination Date (the "Continuation Period"), the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided (x) to the Executive at any time during the 90-day period prior to the Change in Control or at any time thereafter or (y) to other similarly situated executives who continue in the employ of the Company during the Continuation Period, if permitted, in either case, by the applicable benefit plan. The coverage and benefits (including deductibles and costs) provided in this Section 4(c)(iii) during the Continuation Period shall be no less favorable to the Executive and his dependents and beneficiaries than the most



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         favorable of such coverages and benefits during any of the periods referred to in clauses (x) and (y) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive or his dependents or beneficiaries may be entitled under any of the Company's Executive benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits; and

            (iv) the restrictions on any outstanding incentive awards (including stock options) granted to the Executive under the Plan or under any other incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, and all stock options and stock appreciation rights granted to the Executive shall become immediately exercisable, shall become 100% vested and shall remain in effect until the expiration of their respective terms notwithstanding that the Executive has left the Company's employment.

         d. If, prior to a Change in Control, the Company terminates the Executive without Cause, the Company shall pay the Executive in cash:

            (i) within fifteen (15) days of the Termination Date, an amount equal to all Accrued Compensation and the Pro Rata Bonus;

            (ii) at the end of each of the twenty four (24) consecutive thirty
         (30) day periods following the Termination Date, an amount equal to (1/12) of the sum of the Base Amount and the Bonus Amount; and

            (iii) for the twenty four (24) consecutive thirty (30) day periods following the Termination Date, the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided (x) to the Executive at any time or
         (y) to other similarly situated executives who continue in the employ of the Company, if permitted, in either case, by the applicable benefit plan. The coverage and benefits (including deductibles and costs) provided in this Section 4(d)(iii) shall be no less favorable to the Executive and his dependents and beneficiaries than the most favorable of such coverages and benefits during any of the periods referred to in clauses (x) and (y) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the



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

         combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive or his dependents or beneficiaries may be entitled under any of the Company's Executive benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits.

         e. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 4(c)(iii).

         f. The severance pay and benefits provided for in this Section 4 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice or arrangement. The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's Executive benefit plans and other applicable programs, policies and practices then in effect.

         5. Protection of Trade Secrets and Confidential Information.
            --------------------------------------------------------

         a. Through exercise of his rights and performance of his obligations under this Agreement, Executive will be exposed to Trade Secrets and Confidential Business Information. Executive agrees to cooperate with any and all confidentiality requirements of the Company and Executive shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets of which Executive becomes aware.

         b. Except as required to perform his obligations under this Agreement or except with Company's prior written permission, Executive shall not use, redistribute, market, publish, disclose or divulge to any other person or entity any Trade Secrets of the Company. The Executive's obligations under this provision shall remain in force (during or after the Term) for so long as such information or data shall continue to constitute a "trade secret" under applicable law.

         c. The Executive agrees to maintain in strict confidence and, except as necessary to perform his duties for the Company, not to use or disclose any Confidential Business Information at any time, either during the term of his employment or for a period of two (2) years after the Executive's last date of employment.

         d. Upon termination of employment, the Executive shall leave with the Company all business records relating to the Company and its affiliates including, without limitation, all contracts, calendars, and other materials or business records concerning its business or customers, including all physical, electronic, and computer copies thereof, whether or not the Executive prepared such materials or records himself. Upon such termination, the Executive shall retain no copies of any such materials.



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

         e. Nothing in this Section 5 shall prevent the Executive from disclosing Trade Secrets or Confidential Business Information pursuant to a court order or court-issued subpoena, so long as the Executive first notifies the Company of said order or subpoena in sufficient time to allow the Company to seek an appropriate protective order. The Executive agrees that if he receives any formal or informal discovery request, court order, or subpoena requesting that he disclose Trade Secrets or Confidential Business Information, he will immediately notify the Company and provide the Company with a copy of said request, court order, or subpoena.

         6. Non-Solicitation and Related Matters.
            ------------------------------------

         a. If the Executive is terminated for Cause or if the Executive resigns without Adequate Justification, then for a period of two (2) years following the date of termination, the Executive shall not (except on behalf of or with the prior written consent of the Company) either directly or indirectly, on the Executive's own behalf or in the service or on behalf of others, (i) solicit, divert, or appropriate to or for a Competing Business, or (ii) attempt to solicit, divert, or appropriate to or for a Competing Business, any person or entity that was a customer or prospective customer of the Company on the date of termination and with whom the Executive had direct material contact within six months of the Executive's last date of employment.

         b. If the Executive is terminated for Cause or if the Executive resigns without Adequate Justification, then for a period of two (2) years following the date of termination, the Executive will not, either directly or indirectly, on the Executive's own behalf or in the service or on behalf of others, (i) solicit, divert, or hire away, or (ii) attempt to solicit, divert, or hire away any employee of or consultant to the Company or any of its affiliates engaged or experienced in the Business, regardless of whether the employee or consultant is full-time or temporary, the employment or engagement is pursuant to written agreement, or the employment is for a determined period or is at will.

         c. The Executive acknowledges and agrees that great loss and irreparable damage would be suffered by the Company if the Executive should breach or violate any of the terms or provisions of the covenants and agreements set forth in this Section 6. The Executive further acknowledges and agrees that each of these covenants and agreements is reasonably necessary to protect and preserve the interests of the Company. The parties agree that money damages for any breach of clauses (a) and (b) of this Section 6 will be insufficient to compensate for any breaches thereof, and that the Executive or any of the Executive's affiliates, as the case may be, will, to the extent permitted by law, waive in any proceeding initiated to enforce such provisions any claim or defense that an adequate remedy at law exists. The existence of any claim, demand, action, or cause of action against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the covenants or agreements in this Agreement; provided, however, that nothing in this Agreement shall be deemed to deny the
-----------------
Executive the right to defend against this enforcement on the basis that the Company has no right to its enforcement under the terms of this Agreement.



                                       6

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         d. The Executive acknowledges and agrees that: (i) the covenants and agreements contained in clauses (a) through (e) of this Section 6 are the essence of this Agreement; (ii) the Executive has received good, adequate and valuable consideration for each of these covenants; and (iii) each of these covenants is reasonable and necessary to protect and preserve the interests and properties of the Company. The Executive also acknowledges and agrees that: (i) irreparable loss and damage will be suffered by the Company should the Executive breach any of these covenants and agreements; (ii) each of these covenants and agreements in clauses (a) and (b) of this Section 6 is separate, distinct and severable not only from the other covenants and agreements but also from the remaining provisions of this Agreement; and (iii) the unenforceability of any covenants or agreements shall not affect the validity or enforceability of any of the other covenants or agreements or any other provision or provisions of this Agreement. The Executive acknowledges and agrees that if any of the provisions of clauses (a) and (b) of this Section 6 shall ever be deemed to exceed the time, activity, or geographic limitations permitted by applicable law, then such provisions shall be and hereby are reformed to the maximum time, activity, or geographical limitations permitted by applicable law.

         e. The Executive and the Company hereby acknowledge that it may be appropriate from time to time to modify the terms of this Section 6 and the definition of the term "Business" to reflect changes in the Company's business and affairs so that the scope of the limitations placed on the Executive's activities by this Section 6 accomplishes the parties' intent in relation to the then current facts and circumstances. Any such amendment shall be effective only when completed in writing and signed by the Executive and the Company.

         7. Non-Competition and Related Matters.
            -----------------------------------

         a. If the Executive is terminated for Cause or if the Executive resigns without Adequate Justification, then for a period of two (2) years following the date of termination, the Executive shall not (except on behalf of or with the prior written consent of the Company) either directly or indirectly, on the Executive's own behalf or in the service or on behalf of others, serve as an officer or senior manager in any Competing Business within a seventy-five (75) mile radius of the Company's principal executive office in Norcross, Georgia.

         b. The Executive acknowledges and agrees that great loss and irreparable damage would be suffered by the Company if the Executive should breach or violate any of the terms or provisions of the covenants and agreements set forth in this Section 7. The Executive further acknowledges and agrees that each of these covenants and agreements is reasonably necessary to protect and preserve the interests of the Company. The parties agree that money damages for any breach of clause (a) of this Section 7 will be insufficient to compensate for any breaches thereof, and that the Executive or any of the Executive's affiliates, as the case may be, will, to the extent permitted by law, waive in any proceeding initiated to enforce such provisions any claim or defense that an adequate remedy at law exists. The existence of any claim, demand, action, or cause of action against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the covenants or agreements in this Agreement; provided, however, that
                                                      -----------------
nothing in this Agreement shall be deemed to deny the



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Executive the right to defend against this enforcement on the basis that the
Company has no right to its enforcement under the terms of this Agreement.

         c. The Executive acknowledges and agrees that: (i) the covenants and agreements contained in clause (a) of this Section 7 are the essence of this Agreement; (ii) the Executive has received good, adequate and valuable consideration for each of these covenants; and (iii) each of these covenants is reasonable and necessary to protect and preserve the interests and properties of the Company. The Executive also acknowledges and agrees that: (i) irreparable loss and damage will be suffered by the Company should the Executive breach any of these covenants and agreements; (ii) each of these covenants and agreements in clause (a) of this Section 7 is separate, distinct and severable not only from the other covenants and agreements but also from the remaining provisions of this Agreement; and (iii) the unenforceability of any covenants or agreements shall not affect the validity or enforceability of any of the other covenants or agreements or any other provision or provisions of this Agreement. The Executive acknowledges and agrees that if any of the provisions of clause (a) of this
Section 7 shall ever be deemed to exceed the time, activity, or geographic limitations permitted by applicable law, then such provisions shall be and hereby are reformed to the maximum time, activity, or geographical limitations permitted by applicable law.

         d. The Executive and the Company hereby acknowledge that it may be appropriate from time to time to modify the terms of this Section 7 and the definition of the term "Business" to reflect changes in the Company's business and affairs so that the scope of the limitations placed on the Executive's activities by this Section 7 accomplishes the parties' intent in relation to the then current facts and circumstances. Any such amendment shall be effective only when completed in writing and signed by the Executive and the Company.

         8. Successors; Binding Agreement.
            -----------------------------

         a. This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

         b. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

         9. Fees and Expenses The Company shall pay all reasonable legal fees
            -----------------
and related expenses (including but not limited to the costs of experts, accountants and counsel) incurred by the Executive as they become due as a result of (a) the termination of the Executive's employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment) and (b) the Executive seeking to obtain or enforce any right or



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benefit provided by this Agreement; provided, however, that the circumstances
                                    -----------------
set forth in clauses (a) and (b) above occurred on or after a Change in Control.

         10. Notice. For the purposes of this Agreement, notices and all other
             ------
communications provided for in this Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided, however, that all notices to the Company shall be
              -----------------
directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof.

         11. Settlement of Claims. The Company's obligation to make the payments
             --------------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others. The Company may, however, withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         12. Modification and Waiver. No provisions of this Agreement may be
             -----------------------
modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         13. Governing Law. This Agreement shall be governed by and construed
             -------------
and enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in State of Georgia.

         14. Severability. The provisions of this Agreement shall be deemed
             ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         15. Entire Agreement. This Agreement constitutes the entire agreement
             ----------------
between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

         16. Headings. The headings of Sections herein are included solely for
             --------
convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         17. Counterparts. This Agreement may be executed in one or more
             ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.



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         18. Definitions. For purposes of this Agreement, the following terms
             -----------
shall have the following meanings:

         "Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the Termination Date but not paid as of the Termination Date including (i) base salary, and (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date.

         "Act" shall mean the Securities Act of 1933, as amended.

         "Adequate Justification" shall mean the occurrence after a Change in Control of any of the following events or conditions: (i) a material failure of the Company to comply with the terms of this Agreement; (ii) any relocation of the Executive outside the Atlanta, Georgia metropolitan area that is not approved by the Executive; or (iii) other than as provided for herein, the removal of the Executive from his position hereunder or any other substantial diminution in the Executive's authority or the Executive's responsibilities that is not approved by members of the Incumbent Board.

         "Agreement" shall have the meaning set forth in the recitals.

         "Base Amount" shall mean the greater of the Executive's annual base salary (i) at the rate in effect on the Termination Date or (ii) at the highest rate in effect at any time during the 90-day period prior to the Change in Control, and shall include all amounts of his base salary that are deferred under the qualified and non-qualified employee benefit plans of the Company or any other agreement or arrangement.

         "Board" shall have the meaning set forth in the recitals.

         "Bonus Amount" shall mean the greater of (i) the most recent annual bonus paid or payable to the Executive, or, if greater, the annual bonus paid or payable for the full fiscal year ended prior to the fiscal year during which a Change in Control occurred or (ii) the average of the annual bonuses paid or payable during the three full fiscal years ended prior to the Termination Date or, if greater, the three full fiscal years ended prior to the Change in Control (or, in each case, such lesser period for which annual bonuses were paid or payable to the Executive).

         "Business" shall mean the design, development, marketing and implementation of banking technology products and services for community financial institutions.

         "Bylaws" shall mean the Amended and Restated Bylaws of the Company, as amended, supplemented or otherwise modified from time to time.

         "Cause" shall mean the result of:

            (i) any act that (X) constitutes, on the part of the Executive, fraud, dishonesty, or gross malfeasance of duty, and (Y) is demonstrably likely to lead to material injury to the Company or resulted or was intended to result in direct or indirect gain to or personal enrichment of the Executive; provided, however, that such
                                               -----------------
         conduct shall not constitute Cause:

                (A) unless (1) there shall have been delivered to the Executive a written notice setting forth with specificity the reasons that the Board believes the Executive's conduct constitutes the criteria set forth in clause (i), (2) the Executive shall have been provided the opportunity, if such behavior is susceptible to cure, to cure the specific inappropriate behavior within 30 days following written notice, (3) after such 30-day period, the Board of Directors determines that the behavior has not been cured, and (4) the termination is evidenced by a resolution adopted in good faith by a majority of the members of the Board (other than the Executive if the Executive is on the Board at the time); or

                (B) if such conduct (1) was believed by the Executive in good faith to have been in or not opposed to the interests of the Company, and (2) was not intended to and did not result in the direct or indirect gain to or personal enrichment of the Executive; or

            (ii) the conviction (from which no appeal may be or is timely taken) of the Executive of a felony.


         "Change in Control" shall mean the occurrence during the Term of any the following events:

            (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 34% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a
                            -----------------
         Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

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            (ii) The individuals who, as of the date of this Agreement, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if
                                                      -----------------
         the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided,
                                                                      --------
         further, however, that no individual shall be considered a member of
         ----------------
         the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

            (iii) Approval by shareholders of the Company of:

                (A) A merger, consolidation or reorganization involving the
            Company, unless

                    (1) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                    (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation.

                (A) transaction described in clauses (1) and (2) shall herein be referred to as a "Non-Control Transaction").

                (B) A complete liquidation or dissolution of the Company; or

                (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

            (iv) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or
         (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

         "CEO" shall initially mean John W. Collins or the person currently serving as the chief executive officer of the Company.

         "Company "shall have the meaning set forth in the recitals.

         "Compensation Committee" shall mean the compensation committee of the Board.

         "Competing Business" shall mean any business that, in whole or in part, is the same or substantially the same as the Business.

         "Confidential Business Information" shall mean any non-public information of a competitively sensitive or personal nature, other than Trade Secrets, acquired by the Executive, directly or indirectly, in connection with the Executive's employment (including his employment with the Company prior to the date of this Agreement), including (without limitation) oral and written information concerning the Company or its affiliates relating to financial position and results of operations (revenues, margins, assets, net income, etc.), annual and long-range business plans, marketing plans and methods, account invoices, oral or written customer information, and personnel information. Confidential Business Information also includes information recorded in manuals, memoranda, projections, minutes, plans, computer programs, and records, whether or not legended or otherwise identified by the Company and its affiliates as Confidential Business Information, as well as information which is the subject of meetings and discussions and not so recorded; provided, however, that Confidential Business Information shall not include information that is generally available to the public, other than as a result of disclosure, directly or indirectly, by the Executive, or was available to the Executive on a non-confidential basis prior to its disclosure to the Executive.

         "Continuation Period" shall have the meaning ascribed to it in Section 4(c)(iii).

         "Disability" shall mean the inability of the Executive to perform substantially all of his current duties as required hereunder for a continuous period of 90 days because of mental or physical condition, illness or injury.

         "Effective Date" shall mean the date set forth in the recitals.

         "Executive" shall have the meaning set forth in the recitals.

         "Notice of Termination" shall mean a written notice of termination from the Company or the Executive which specifies an effective date of termination, indicates the specific termination provision in this Agreement relied upon, and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

         "Plan" shall mean The InterCept Group, Inc. Amended and Restated 1996 Stock Option Plan, and any additional, successor or replacement stock option plan adopted by the Company.

         "Pro Rata Bonus" shall mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the fiscal year through the Termination Date and the denominator of which is 365.

         "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement), whether by operation of law or otherwise.

         "Term" shall have the meaning set forth in Section 2 of this Agreement.

         "Termination Date" shall mean, in the case of the Executive's death, his date of death, and in all other cases, the date specified in the Notice of Termination.

         "Trade Secrets" shall mean information or data of or about the Company or any affiliated entity, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, products plans, or lists of actual or potential customers, clients, distributors, or licensees, that: (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and
(ii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" mandated under applicable law, the latter definition shall govern for purposes of interpreting Executive's obligations under this Agreement.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and the Executive has signed and sealed this Agreement, effective as of the date first above written.

                                  [End of page]

                                       THE INTERCEPT GROUP, INC.


                                       By: /s/ John W. Collins
                                           -----------------------------------
                                       Name: John W. Collins
                                             ---------------------------------
                                       Title:Chief Executive Officer
                                             ---------------------------------


(CORPORATE SEAL)



                                       EXECUTIVE

                                       /s/ G. Lynn Boggs
                                       ---------------------------------------
                                       G. Lynn Boggs